EXHIBIT 10.73



THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL AND FROM ATTORNEYS REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                           CONVERTIBLE PROMISSORY NOTE

                                                                    July 3, 2008

                    ONE MILLION FIVE HUNDRED THOUSAND DOLLARS

                                    15% NOTE

         FOR VALUE RECEIVED, U.S. HELICOPTER CORPORATION, a Delaware corporation (the "Company") hereby promises to pay to the order of BARRY J. BELMONT (the "Holder"), or its registered assigns, the principal sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS AND 00/100 ($1,500,000.00), and to pay interest from the date hereof on the outstanding principal sum at the rate of 15% per annum based on a 360-day year, such interest to accrue from the date hereof (the "Closing Date"). The Company agrees to prepay 60 days' worth of interest on the Closing Date, which shall be non-refundable in the event of early repayment. The principal and accrued but unpaid interest shall be paid in full on the earlier of (a) the first closing of a private placement of the Company's debt or equity securities to institutional investors in the Company's institutional capital raise currently proposed to be conducted by Raymond James & Associates, Inc. and Chart Group Advisors, LLC (or any other placement agent to institutional investors) (the "Institutional Private Placement"), or (b) December 31, 2008 (the "Maturity Date").

         This Note (the "Note") is issued pursuant to a Note Purchase Agreement dated as of the date hereof between the Company and the Holder (the "Note Purchase Agreement") and is being delivered to the Holder at Belmont Investment Corp., 1400 N. Providence Road, Bldg 1, Suite 415, Media, PA 19063. The Holder of this Note is entitled to the benefits of the Note Purchase Agreement and to enforce the agreements of the Company contained therein. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Note Purchase Agreement. All payments shall be paid in lawful money of the United States of America at the principal office of the Holder or at such other place as the Holder may designate from time to time in writing to the Company.

         1. CONVERSION RIGHTS. At the option of the Holder, the principal amount of this Note, plus accrued but unpaid interest payable on this Note, shall be convertible at any time prior to the Maturity Date, into shares of the Company's common stock, par value $0.001 per share ("Common Stock"), at a price equal to the lower of (a) the conversion price for convertible debt issued in the first closing of the Institutional Private Placement or (b) $0.20 per share. The shares issuable upon conversion of the Note (the "Conversion Shares") shall be entitled to piggyback registration rights.

         2. STOCK PLEDGE.

                  a. To secure the timely repayment of all sums due under this Note, 375,000 shares of common stock of [Redacted], a Delaware corporation, have been pledged by the pledgors (together, the "Pledgors") pursuant to a Pledge Agreement (the "Pledge Agreement") among the Company, the Holder and the Pledgors dated as of the date hereof. (Hereinafter these shares shall be referred to as the "Pledged Collateral".)

                  b. The Pledgors shall be entitled to purchase from the Holder, at any time, this Note by payment to the Holder of the outstanding principal balance, accrued but unpaid interest and any other amounts due under this Note and thereupon, to receive from the Holder return of the originally executed Note and the Pledged Collateral, together with any instruments of transfer provided with respect to the Pledged Collateral or necessary to effectuate transfer of this Note from the Holder to the Pledgors.

         3. FULL RECOURSE. Notwithstanding anything to the contrary contained herein or in the Pledge Agreement, the Holder shall have full recourse against the Company for any and all obligations of the Company to the Holder created pursuant to this Note.

         4. DEFAULT. The Company shall be in default under this Note upon the occurrence of any of the following events ("Event of Default"):

                  a. Failure to make any principal or interest payment required under this Note within three (3) days of the date such payment is due;

                  b. Any material default, breach or misrepresentation under the terms and provisions of the Note Purchase Agreement that is not cured after 30 days written notice by Holder to the Company; or

                  c. An assignment for the benefit of creditors or the filing of a petition under bankruptcy, insolvency or debtor's relief law, or for any readjustment of indebtedness, composition or extension by the Company or commenced against the Company which is not discharged within 60 days.

         5. REMEDIES UPON EVENT OF DEFAULT. Upon the occurrence of an Event of
Default:

                  a. specified in clause (c) of Section 4, then the Note shall be automatically accelerated and immediately due and payable at the option of Holder, without notice or demand; b. specified in clause (a) of Section 4, then default interest at the rate of 18% pr annum based on a 360-day year shall commence to accrue on the outstanding principal sum in lieu of interest at the rate of 15% otherwise payable.

                  c. specified in clauses (a) or (b) of Section 4, then the Holder may declare the Note immediately accelerated due and payable; and

                  d. the Holder shall have all of the rights and remedies, at law and in equity, by statute or otherwise, and no remedy herein conferred upon the Holder is intended to be exclusive of any other remedy and each remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in, equity, by statute or otherwise.

         6. CHANGES; PARTIES. This Note can only be changed by an agreement in writing signed by the Company and the Holder. This Note shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and assigns.

         7. WAIVER OF PRESENTMENT. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note.

         8. MAXIMUM RATE OF INTEREST. It is expressly stipulated and agreed to be the intent of the Company and Holder at all times to comply with the applicable law governing the maximum rate of interest payable on or in connection with all indebtedness and transactions hereunder (or applicable United States federal law to the extent that it permits Holder to contract for, charge, take, reserve or receive a greater amount of interest). If the applicable law is ever judicially interpreted so as to render usurious any amount of money or other consideration called for hereunder, or contracted for, charged, taken, reserved or received with respect to any loan or advance hereunder, or if acceleration of the maturity of this Note or the indebtedness hereunder or if any prepayment by the Company results in the Company's having paid any interest in excess of that permitted by law, then it is the Company's and Holder's express intent that all excess cash amounts theretofore collected by Holder be credited against the principal balance of this Note (or if this Note has been or would thereby be paid in full, refunded to the Company), and the provisions of this Note immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder. The right to accelerate maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Holder does not intend to collect any unearned interest in the event of acceleration.

         9. NO IMPLIED WAIVER. No failure or delay on the part of Holder in exercising any right, power or privilege under this Note and no course of dealing between the Company and Holder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise of any right, power or privilege Holder would otherwise have. No notice to, or demand on, the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Holder to any other or further action in any circumstances without notice or demand.

        10. GOVERNING LAW AND JURISDICTION.

                  (a) THIS AGREEMENT SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAWS.

                  (b) THE PARTIES HERETO HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN PENNSYLVANIA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS WARRANT, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING. BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING. NOTHING HEREIN SHALL AFFECT EITHER PARTY'S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.

         11. JURY TRIAL. THE COMPANY AND THE PURCHASER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT WHICH IT MAY HAVE TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED HEREON, OR ARISING OUT OF, UNDER OR IN ANY WAY CONNECTED WITH THE DEALINGS BETWEEN THE COMPANY AND THE PURCHASER, THIS AGREEMENT OR ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

         12. ENFORCEMENT COSTS. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees, court costs and expenses even if not taxable as court costs (including, without limitation, all such fees, costs and expenses incident to appeals), incurred in that action or proceeding, in addition to any other relief to which such party or parties may be entitled.


            [The remainder of this page is intentionally left blank.]

                 IN WITNESS WHEREOF, the Company has executed this Note as of the day and year set forth above.

                                             U.S. HELICOPTER CORPORATION



                                             By: /S/ JOHN G. MURPHY
                                                 -------------------------------
                                                 John G. Murphy
                                                 Chief Executive Officer and
                                                 President